Consent of Independent Registered Public Accounting Firm
The Board of Directors
TIMCO Aviation Services, Inc.:
We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.
KPMG LLP
Greensboro, North Carolina
July 28, 2005